JNL Investors Series Trust N-CSRS

Exhibit 18(b)

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Mark D. Nerud, Principal Executive Officer, and Andrew Tedeschi, Principal Financial Officer of the JNL Investors Series Trust, certify that:

1.	This Form N-CSR filing for the registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Mark D. Nerud
Mark D. Nerud
Principal Executive Officer

Date:	August 30, 2024

By:	/s/ Andrew Tedeschi
Andrew Tedeschi
Principal Financial Officer

Date:	August 30, 2024

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.